UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2012

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2012, the Federal Home Loan Bank of Atlanta (the "Bank") declared elected the following individuals in the Bank's 2012 election of directors:

  Donna C. Goodrich, an incumbent member director, was re-elected to fill the member directorship that the Federal Housing Finance Agency (the "Finance Agency") designated for the state of North Carolina;
  John C. Neal was elected to fill the member directorship that the Finance Agency designated for the state of Virginia;
  F. Gary Garczynski was re-elected to fill a public interest independent directorship; and
  LaSalle D. (Donney) Leffall, III was re-elected to fill a non-public interest independent directorship (together with Ms. Goodrich, Mr. Neal, and Mr. Garczynski, the "Directors-elect").

Each of the Directors-elect will begin serving a four-year term on January 1, 2013. The Bank has not yet determined on which committees each of the foregoing Directors-elect will serve beginning in 2013. The Bank conducted the director elections in accordance with the provisions of the Federal Home Loan Bank Act (the "Act") and the rules and regulations of the Finance Agency.

The Bank is a cooperative and conducts business primarily with its members, which are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates and third parties generally. Pursuant to Finance Agency regulation, the Bank's member directors serve as officers or directors of a Bank member.

The Bank expects to compensate the Directors-elect in accordance with the Bank's Directors' Compensation Policy. They also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his or her compensation. The form and amount of any compensation to all directors, including the Directors-elect, is subject to approval by the board of directors of the Bank and subject to the Act and Finance Agency regulations.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 election of directors was conducted by mail. No in-person meeting of the members was held in connection with the 2012 election of directors. On October 5, 2012, the Bank tallied the preliminary voting results for the 2012 election of directors, which the Bank declared final as described in Item 5.02 of this Current Report.

Member Director Election

As discussed in Item 5.02 of this Current Report, the Bank conducted an election for one member director in each of North Carolina and Virginia. The following is a tally of the vote for each such directorship:

North Carolina

Total Number of Members Eligible to Vote		114
Number of Members Voting		69
Total Number of Eligible Votes		2,470,677
Number of Eligible Votes Cast		1,774,761

Name	Member	Votes Received

Donna C. Goodrich (elected)	Senior Executive Vice President, Branch Banking and Trust Company	1,520,947

Mark L. Williamson	President and CEO, High Point Bank and Trust Company	246,527

Kendall Stewart	Chief Financial Officer, Carolina Premier Bank	7,287

Virginia

Total Number of Members Eligible to Vote		129
Number of Members Voting		83
Total Number of Eligible Votes		3,097,690
Number of Eligible Votes Cast		1,892,034

Name	Member	Votes Received

John C. Neal (elected)	President and Director, Union First Market Bank	1,025,781

A. Pierce Stone	Chairman and Director, Virginia Community Bank	568,525

Stephen Linehan	EVP and Treasurer, Capital One National Association and Capital One Bank (USA) National Association	297,728

Independent Director Election

The Bank also conducted an election for two at-large independent directors. Mr. Garczynski was the nominee for a public interest independent directorship and Mr. Leffall was the nominee for a separate independent directorship in the Bank's 2012 election of directors. Under Finance Agency regulations, each candidate for an independent directorship must receive at least 20 percent of the number of votes eligible to be cast in the election to be elected when the number of nominees is equal to the number of independent directorships to be filled in an election. The results of the vote for the independent directors are as follows:

Total Number of Members Eligible to Vote per Position			1,060
Total Number of Eligible Votes per Position			12,803,236
Finance Agency 20% Threshold Requirement			2,560,647

Name	Affiliation	Number of Members Voting	Number of Votes Received

F. Gary Garczynski (elected)	President, National Capital Land & Development, Inc.	421	5,854,060

LaSalle D. (Donney) Leffall, III (elected)	President, LDL Financial LLC	405	5,464,336

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: October 12, 2012	By: /s/Reginald T. O'Shields
Reginald T. O'Shields
Senior Vice President and General Counsel